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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

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                            FORM 8-K

                         CURRENT REPORT


                          March 5, 1998
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        Date of Report (Date of earliest event reported)



                  The Furia Organization, Inc.
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     (Exact name of registrant as specified in its charter)



       Delaware               0-13910               95-3931129
   (State or other        (Commission File        (IRS Employer
     jurisdiction             Number)          Identification No.)
  of incorporation)



      P. O. Box 795517, Dallas, Texas             75379-5517
  (Address of principal executive offices)        (Zip Code)



                         (972) 239-2290
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      (Registrant's telephone number, including area code)



                               N/A
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  (Former Name or Former Address, if Changed Since Last Report)


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


ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

     On March 5, 1998, a change in control of the Registrant occurred by virtue of the conversation of the Series A Convertible Preferred Stock held by Time For A Change, Inc., a Texas corporation ("TFAC") into 13,351,449 shares of the Registrant's common stock. Immediately following the conversion, TFAC held approximately 53% of the outstanding shares of common stock of the Registrant. TFAC acquired its shares of Preferred Stock on December 31, 1995 in a private transaction. Cheryl L. McMullen is the controlling shareholder and president of TFAC. Ms. McMullen is the wife of Waylon E. McMullen, the sole director and president of the Registrant.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  March 25, 1997

                              THE FURIA ORGANIZATION




                              By:  /s/ WAYLON E. MCMULLEN
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                                   Waylon E. McMullen,
                                   President